UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1 to
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
THE J. M. SMUCKER COMPANY
(Exact name of registrant as specified in its charter)

Ohio	34-0538550

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

One Strawberry Lane, Orrville, Ohio	44667-0280

(Address of principal executive offices)	(Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable):	333-73830 333-152451
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
Common Stock, without par value	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
N/A
(Title of Class)

EXPLANATORY NOTE
     The J. M. Smucker Company (the “Company”) hereby amends the following items and exhibits of its Form 8-A, filed with the Securities and Exchange Commission (the “SEC”) on May 23, 2002 (File No. 333-73830).
Item 1. Description of Registrant’s Securities to be Registered.
     The description of the common stock, without par value, of the Company provided in the Registration Statement on Form S-4, filed with the SEC on July 22, 2008, as amended (File No. 333-152451), under the headings “Description of Smucker Capital Stock” and “Comparison of Shareholder Rights” is incorporated herein by reference.
     Since the filing of the Company’s Form S-4 referred to above, the Company has amended its Amended Articles of Incorporation to (a) eliminate cumulative voting in the election of directors and (b) implement majority voting in uncontested elections for its directors, rather than electing directors by a plurality of votes. Under majority voting, a candidate will be elected as a director only if the votes cast for the candidate exceed the votes cast against the candidate. The description of the common stock provided in the Company’s Form S-4 under the headings “Description of Smucker Capital Stock” and “Comparison of Shareholder Rights” is hereby amended to reflect the foregoing changes to the Company’s Amended Articles of Incorporation set forth in Exhibit 3.1 hereto, which is incorporated herein by reference.
Item 2. Exhibits.

Exhibit No.	Description of Exhibit

3.1	Amended Articles of Incorporation of The J. M. Smucker Company incorporated herein by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2010 (Commission File 001-05111) filed on September 9, 2010.

3.2	Amended Regulations of The J. M. Smucker Company incorporated herein by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2010 (Commission File 001-05111) filed on September 9, 2010.

4.1	Rights Agreement, dated as of May 20, 2009, by and between The J. M. Smucker Company and Computershare Trust Company, N.A., incorporated herein by reference to the Company’s Registration Statement on Form 8-A filed on May 21, 2009 (Commission File 001-05111).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THE J. M. SMUCKER COMPANY
By:	/s/ Jeannette L. Knudsen
Jeannette L. Knudsen
Vice President, General Counsel and Corporate Secretary

Date: November 16, 2010

Exhibit Index

Exhibit No.	Description of Exhibit

3.1	Amended Articles of Incorporation of The J. M. Smucker Company incorporated herein by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2010 (Commission File 001-05111) filed on September 9, 2010.

3.2	Amended Regulations of The J. M. Smucker Company incorporated herein by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2010 (Commission File 001-05111) filed on September 9, 2010.

4.1	Rights Agreement, dated as of May 20, 2009, by and between The J. M. Smucker Company and Computershare Trust Company, N.A., incorporated herein by reference to the Company’s Registration Statement on Form 8-A filed on May 21, 2009 (Commission File 001-05111).